Exhibit 10.1

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as confidential.

Amendment No. 1

to

Commercial Supply Agreement

This Amendment No. 1 to the Commercial Supply Agreement, dated as of July 11, 2024 (the “Amendment”), by and between BioXcel Therapeutics, Inc., a Delaware corporation, with an address at 555 Long Wharf Drive, 12th Floor, New Haven, CT 06511 (“BioXcel”), and ARx, LLC, a Pennsylvania limited liability company, with an address at 400 Seaks Run Road, Glen Rock, PA 17327 (“ARx,” and together with BioXcel, each, a “Party” and collectively, the “Parties”).

RECITALS:

WHEREAS, the Parties have entered into a Commercial Supply Agreement, dated as of April 1, 2022 (the “Existing Agreement”);

WHEREAS, the Parties desire to, inter alia, amend the Existing Agreement to revise the required minimum payment amounts and schedule therefore under the Existing Agreement, on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 16.10 (Entire Agreement/Amendments; Conflicts) of the Existing Agreement, the amendment contemplated by the Parties must be contained in a statement in writing to that effect signed by duly authorized representatives of BioXcel and ARx.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings assigned to them in the Existing Agreement.

2.Amendment to the Existing Agreement. As of the Effective Date (as defined below), the Existing Agreement is hereby amended or modified as follows:

(a)The title of the Existing Agreement is hereby amended and replaced to be “Product Supply Agreement.”

(b)Schedule 5.1 (Supply Price) of the Existing Agreement is hereby deleted in its entirety and replaced with the Revised Schedule 5.1 (Supply Price) annexed to this Amendment.

3.	Reconciliation Payment and Agreement.

(a)BioXcel agrees to pay ARx the amount of $1,180,478.95 (the “Reconciliation Payment”), which shall be payable in two installments. The first installment of $[***] will be remitted to ARx within [***] business days following the complete execution and delivery of this Amendment, and the second installment of $[***] will be remitted to ARx by [***].

(b)The Parties acknowledge and agree that the Reconciliation Payment shall fully and completely satisfy BioXcel’s Required Annual Payment (as defined in Schedule 5.1 Supply Price) for Calendar Year 2 (2023) and that, as of the Effective Date, there are no further payments or amounts owed by BioXcel or due to ARx under the Existing Agreement for Calendar Year 2 (2023) or any period of time before then.

(c)ARx hereby further covenants and agrees that it shall maintain and make available to BioXcel, during the remaining Term of the Existing Agreement, existing manufacturing capacity and capabilities for producing, testing and releasing the Product for commercial and clinical supplies, and for developmental work in support of registrational programs. For the avoidance of doubt, capacity and capabilities shall refer to currently existing physical infrastructure, manufacturing line and controls, documentation, quality systems, and qualified and trained personnel in manufacturing and laboratory in accordance with cGMP requirements.

4.Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above (the “Effective Date”); provided, however, that this Amendment is expressly contingent upon BioXcel’s satisfaction of the Reconciliation Payment. In the event BioXcel fails to make payment of the Reconciliation Payment as provided herein, ARx may, upon written notice to BioXcel, terminate this Amendment and pursue all rights and remedies under the Existing Agreement and at law or equity. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement will mean and be a reference to the Existing Agreement as amended by this Amendment.

5.	Miscellaneous.

(a)This Amendment shall be construed and governed under and in accordance with the laws of the State of Delaware, without giving effect to the principle of conflict of laws thereof.

(b)This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c)This Amendment may be executed in two (2) or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument. In addition, delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

BioXcel Therapeutics, Inc.:

By	/s/ Vimal Mehta
Name:	Vimal Mehta
Title:	Chief Executive Officer

ARx, LLC:

By	/s/ Francisco Bustamante
Name:	Francisco Bustamante
Title:	President

Revised Schedule 5.1

Supply Price

[Omitted Pursuant to Item 601(a)(5) of Regulation S-K]